Exhibit 15

                        TERMINATION AND FUNDING AGREEMENT

         TERMINATION AND FUNDING AGREEMENT (this "Agreement") dated as of December 21, 2001, by and among MEMC ELECTRONIC MATERIALS, INC. (the "Borrower"), TPG WAFER CREDIT PARTNERS LLC, T3 PARTNERS II, L.P., T3 PARALLEL II, L.P., TCW/CRESCENT MEZZANINE PARTNERS III, L.P ("TCW") AND TCW/CRESCENT MEZZANINE TRUST III ("TCW Trust"), GREEN EQUITY INVESTORS III, L.P. ("GEI"), GREEN EQUITY INVESTORS SIDE III, L.P. ("GEI Side" and collectively, the "Lenders"), and CITICORP USA, INC.

                          W I T N E S S E T H  T H A T:

         WHEREAS, the Borrower has entered into a Revolving Credit Agreement dated as of November 13, 2001 (as such agreement has been amended, restated, modified or supplemented, the "Revolving Credit Agreement"), with the Lenders and Citicorp USA, Inc., as administrative and collateral agent, pursuant to which the Lenders agreed to provide the Borrower with a revolving credit facility in an initial aggregate amount not to exceed U.S. $150,000,000;

         WHEREAS, the Borrower will enter into a revolving credit agreement dated as of December 21, 2001, with the lenders party thereto (the "New Lenders") and Citicorp USA, Inc., as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") (as such agreement may be further amended, restated, modified or supplemented at any time and from time to time hereafter, the "New Revolving Credit Agreement"), pursuant to which the New Lenders will provide the Borrower with a revolving credit facility in an initial aggregate amount not to exceed U.S. $150,000.000;

         WHEREAS, TPG Partners III, L.P. ("TPG Partners III") will enter into a guaranty (the "TPG Guaranty"), TCW and TCW Trust will enter into a guaranty (the "TCW Guaranty") and GEI and GEI Side will enter into a guaranty (the "LGP Guaranty" and together with the TPG Guaranty and the TCW Guaranty, the "Guaranty"), each dated as of December 21, 2001 with the Administrative Agent to guarantee the Borrower's obligations under the New Revolving Credit Agreement;

         WHEREAS, the Borrower will enter into a Reimbursement Agreement dated as of December 21, 2001, with TPG Partners III, TCW, TCW Trust, GEI and GEI Side (collectively, the "Fund Guarantors") and the Collateral Agent (as such agreement may be further amended, restated, modified or supplemented at any time and from time to time hereafter, the "Reimbursement Agreement"), pursuant to which the Borrower agrees to reimburse the Fund Guarantors for any and all payments made under the Guaranty;

         WHEREAS, to induce the Fund Guarantors to enter into the Guaranty, the Borrower has agreed to secure its obligations under the Reimbursement Agreement with the Collateral;

         WHEREAS, to induce the Borrower to enter into this Agreement, the Lenders have agreed to provide the Replacement Funding (as defined below) to the Borrower in the event the New Revolving Credit Agreement is terminated or if funds thereunder are unavailable to the Borrower as the result of any Guarantor Default (as such term is defined in the Guaranty);

         WHEREAS, to ensure that the Borrower's obligations under the Reimbursement Agreement will be secured by the Collateral, the Security Agreement, Pledge Agreement, Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, and other security documents and instruments executed in connection with the Revolving Credit Agreement will be amended and restated; and

         WHEREAS, the Borrower, the Lenders and Citicorp USA, Inc. desire to terminate the Revolving Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

         SECTION 1. Definitions. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Revolving Credit Agreement.

         SECTION 2. Confirmation of Termination. The Revolving Credit Agreement is terminated upon (i) the execution and delivery of this Agreement and (ii) the occurrence of the Effective Date (as defined in the New Revolving Credit Agreement) under the New Revolving Credit Agreement. The parties hereby acknowledge and confirm that, upon the occurrence of the events described in the preceding sentence, all rights, obligations, liabilities, interests and claims under the Revolving Credit Agreement shall be canceled, terminated, released and extinguished, except that the following shall survive the termination of the Revolving Credit Agreement:

         (a) the Security Agreement, Pledge Agreement, Guarantee Agreement, Indemnity, Subrogation and Contribution Agreement, and other security documents and instruments executed in connection with the Revolving Credit Agreement, and each such agreement amended and restated concurrent with the execution and delivery of the Reimbursement Agreement so as to secure the obligations of the Borrower and certain of its Subsidiaries thereunder. For the avoidance of doubt, the following security documents shall survive the termination of the Revolving Credit Agreement: (i) the Patent Security Agreement dated as of November 13, 2001 (as amended from time to time), among the Borrower, the Subsidiary Loan Parties and the Collateral Agent, (ii) the Trademark Security Agreement dated as of November 13, 2001 (as amended from time to time), among the Borrower, the Subsidiary Loan Parties and the Collateral Agent and (iii) the Copyright Security Agreement dated as of November 13, 2001 (as amended from time to time), among the Borrower, the Subsidiary Loan Parties and the Collateral Agent;

         (b) the Borrower's obligations under Sections 2.12, 2.13, 2.14, 10.01 and 10.03 of the Revolving Credit Agreement; and

         (c) any indemnities and other rights under any Loan Document which by their terms shall survive the termination of the Revolving Credit Agreement.

         SECTION 3. Replacement Funding. In the event:

         (i) a Guarantor (as defined in the Guaranty) instructs the New Lenders not to make additional loans to the Borrower under the New Revolving Credit Agreement pursuant to Section 5(8) of the Guaranty and no Default (as defined in the New Revolving Credit Agreement) shall have occurred and be continuing at the time of such instruction (it being understood that any such instruction that is given during the occurrence and continuance of a Default shall be deemed withdrawn if such Default is cured during the time periods specified or provided for in the New Revolving Credit Agreement),

         (ii) a Guarantor Termination (as defined in the Guaranty) shall have occurred,

         (iii) a Guarantor Default (as defined in the Guaranty) shall have occurred,

         (iv) a prepayment of any Borrowings (as defined in the New Revolving Credit Agreement) or the termination of the Commitment of any Lender (as defined in the New Revolving Credit Agreement) shall have occurred pursuant to Section 2.08(c) of the New Revolving Credit Agreement, or

         (v) a failure of the condition to borrowings set forth in Section 4.02(d) of the New Revolving Credit Agreement shall have occurred,

and any of (i), (ii), (iii), (iv) or (v) above causes, directly and principally, the termination of the New Revolving Credit Agreement or the acceleration of amounts outstanding thereunder, each of the Lenders severally agrees to make new revolving credit loans available to the Borrower on terms and conditions no less favorable to the Borrower than the terms and conditions set forth in the Revolving Credit Agreement (it being understood that if any of the occurrences specified in clauses (i) through (v) above causes directly and principally the Company to be in default under any Loan Document, Indenture Documentation (as defined in the New Revolving Credit Agreement) or Reimbursement Documentation (as defined in the New Revolving Credit Agreement) such default shall not in and of itself relieve the Lenders from their obligation to make new revolving credit loans available to the Borrower hereunder) as if such Revolving Credit Agreement had not been terminated by this Agreement (the "Replacement Funding"), provided that the aggregate amount of all outstanding loans under the New Revolving Credit Agreement and any new loans to the Borrower under the Replacement Funding shall not exceed $150,000,000. The foregoing commitment shall survive the termination of the Revolving Credit Agreement and the consummation of the transactions contemplated by the New Revolving Credit Agreement. By entering into this Agreement, each of the Lenders and the Borrower acknowledges and agrees that execution and delivery of this Agreement shall in no respect effect a release of the obligations of certain Affiliates of the Lenders in connection with funding commitments made by TPG and the Buyer (as such terms are defined in the Purchase Agreement) to or for the benefit of the Borrower in the Purchase Agreement (notwithstanding the provisions of Section 12.14 of the Purchase Agreement), as manifested in part by Section 8.02(d) of the Restructuring Agreement and the Lenders' execution and delivery of the Revolving Credit Agreement.

         SECTION 4. Offset of Fees. In connection with the termination of the Revolving Credit Agreement, each of the Lenders and Citicorp USA, Inc. acknowledges and agrees that any and all amounts payable by the Borrower under the two fee letters, dated as of December 21, 2001, executed and delivered by the Borrower and Salomon Smith Barney, Inc., in connection with the New Revolving Credit Agreement shall reduce, on a dollar for dollar basis, any and all amounts ultimately paid or payable by the Borrower under Section 2.09(b) of the Revolving Credit Agreement. To the extent the Borrower shall have previously paid any or all of such amounts under the Revolving Credit Agreement, the Lenders shall promptly refund such amounts to the Borrower.

         SECTION 5. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as of the date hereof. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 7. Rules of Interpretation; Headings. The rules of interpretation specified in Section 1.02 of the Revolving Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

         SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9. Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any of its Subsidiaries or its properties in the courts of any jurisdiction.

         (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Revolving Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                          MEMC ELECTRONIC MATERIALS, INC.

                                          By: /s/ James M. Stolze
                                              ----------------------------
                                          Name:  James M. Stolze
                                          Title: Executive Vice President,
                                                 Chief Financial Officer

                                          By: /s/ Kenneth L. Young
                                              ----------------------------
                                          Name:  Kenneth L. Young
                                          Title: Treasurer

                                          CITICORP USA, INC.,
                                          as administrative and collateral agent

                                          By: /s/ Arnold Y. Wong
                                              ----------------------------
                                          Name:  Arnold Y. Wong
                                          Title: vice President

                             SIGNATURE PAGE TO THE TERMINATION AND FUNDING AGREEMENT DATED AS OF DECEMBER 21, 2001, among MEMC ELECTRONIC MATERIALS, INC., THE LENDERS, and CITICORP USA, INC., as Administrative Agent and Collateral Agent.


Name of Institution:        TPG WAFER CREDIT PARTNERS LLC

                            By: /s/ Richard A. Ekleberry
                                ----------------------------
                            Name:  Richard A. Ekleberry
                            Title:   Vice President


Name of Institution:        T3 PARTNERS II, L.P.
                            By:  T3 GenPar II, L.P.
                                  Its General Partner

                            By:  T3 Advisors II, Inc.
                                  Its General Partner

                            By: /s/ Richard A. Ekleberry
                                ----------------------------
                            Name:  Richard A. Ekleberry
                            Title:   Vice President

Name of Institution:        T3 PARALLEL II, L.P.
                            By:  T3 GenPar II, L.P.
                                  Its General Partner

                            By:  T3 Advisors II, Inc.
                                  Its General Partner

                            By: /s/ Richard A. Ekleberry
                                ----------------------------
                            Name:  Richard A. Ekleberry
                            Title:   Vice President

                             SIGNATURE PAGE TO THE TERMINATION AND FUNDING AGREEMENT DATED AS OF DECEMBER 21, 2001, among MEMC ELECTRONIC MATERIALS, INC., THE LENDERS, and CITICORP USA, INC., as Administrative Agent and Collateral Agent.


Name of Institutions:       TCW/CRESCENT MEZZANINE PARTNERS III, L.P. AND
                            TCW/CRESCENT MEZZANINE TRUST III
                            By:  TCW/Crescent Mezzanine Management III,
                                  L.L.C., as its Investment Manager

                            By:  TCW Asset Management Company, as its
                                  Sub-Advisor

                            By: /s/ Jean-Marc Chapus
                                ----------------------------
                            Name: Jean-Marc Chapus
                            Title: Managing Director

                            By: /s/ James C. Shevlet, Jr.
                                ----------------------------
                            Name: James C. Shevlet, Jr.
                            Title: Senior Vice President

                             SIGNATURE PAGE TO THE TERMINATION AND FUNDING AGREEMENT DATED AS OF DECEMBER 21, 2001, among MEMC ELECTRONIC MATERIALS, INC., THE LENDERS, and CITICORP USA, INC., as Administrative Agent and Collateral Agent.

Name of Institution:         GREEN EQUITY INVESTORS III, L.P.
                             By:  GEI Capital III, LLC, as its General Partner

                             By: /s/ John Danhakl
                                 ----------------------------
                             Name: John Danhakl
                             Title: Manager



Name of Institution:         GREEN EQUITY INVESTORS SIDE III, L.P.
                             By:  GEI Capital III, LLC, as its General Partner


                             By: /s/ John Danhakl
                                 ----------------------------
                             Name: John Danhakl
                             Title: Manager

ACKNOWLEDGED AND AGREED:
TPG WAFER HOLDINGS LLC,
as Buyer and TPG Representative on behalf of TPG Partners III, L.P., T3 Partners, L.P.,
T3 Partners II, L.P., TPG Wafer Partners LLC,
MEMC Holdings Corporation, Green Equity
Investors III, L.P., Green Equity Investors
Side III, L.P., TCW/Crescent Mezzanine
Partners III, L.P. and TCW/Crescent Mezzanine
Trust III



By: /s/ Richard A. Ekleberry
    ----------------------------
Name:  Richard A. Ekleberry
Title: Vice President